                                                                   EXHIBIT 10.4


                       STUDENT LOAN MARKETING ASSOCIATION
                           INCENTIVE PERFORMANCE PLAN


I.       PURPOSE

                 The purpose of the Incentive Performance Plan (the "Plan") is to assist the Student Loan Marketing Association (the "Corporation" or "Sallie Mae") in attracting, motivating and retaining executives who are responsible for the attainment of the Corporation's future growth and success by rewarding them for achieving long-term financial results.


II.      DEFINITIONS

                 Unless the context otherwise requires, the following definitions are applicable throughout the Plan:

         1. "Board" means the Board of Directors of the Student Loan Marketing Association.

         2. "Committee" means the Compensation and Personnel Committee of the Board.

         3.      "Common Stock" means the common stock of the Corporation.

         4. "Fiscal Year" means the twelve-month period used as the annual accounting period by the Corporation.

         5. "Subsidiary" means any wholly- or majority-owned subsidiary of the Corporation.

         6. "Participant" means any full-time officer of the Corporation at the level of Senior Vice President or above or any Chief Executive Officer of a Subsidiary to whom an award may be made under this Plan.

         7. "Administrative Guidelines" means those provisions adopted by the Committee, as they shall be amended from time to time, which shall govern the Plan's operation.

         8. "Actual Award" means the dollar amount, determined according to Section IV of this Plan, which becomes payable upon the completion of a Program, as defined below.

         9. "Program Formula" means the business criteria that have been established by the Committee as the objectives for corporate performance and the maximum percentage of salary that a Participant may be awarded for the achievement of each Program Target, as defined below, established for each business criterion. The applicable business criteria are attached hereto and made a part of this Plan as Exhibit A.

         10. "Program" means the three consecutive Fiscal Years designated by the Committee under which Actual Awards may be earned by Participants to the extent that predetermined Program Targets are achieved under the Program Formula during the corresponding Program, as defined below.

         11. "Program Target" means appropriate measures of performance and levels of attainment established for each business criterion under the Program Formula and used to determine the Participants' Actual Awards.


III.     PROGRAM ESTABLISHMENT

                 Prior to the beginning of each Program, the Compensation and Personnel Committee, subject to approval by the Board, shall establish Program Targets to be achieved under the Program Formula applicable to the

STUDENT LOAN MARKETING ASSOCIATION
INCENTIVE PERFORMANCE PLAN
PAGE 2

         Corporation or a Subsidiary. The Program Targets shall include a schedule relating accomplishment of Program Targets to the Actual Awards that may be earned by Participants.

                 The Committee shall designate the Participants within each Program. The Committee may add new Participants to a Program after its commencement and Actual Awards for such new Participants shall be determined upon a pro rata basis, based on the number of months of service under a Program.


IV.      DETERMINATION OF ACTUAL AWARD

                 At the completion of a Program, or at such other time as specified in the Administrative Guidelines, the Committee shall calculate each Participant's Actual Award for the Program by multiplying the annual salary of the Participant as of the last day of the Program by the percentage representing the degree of attainment of the Program Targets. An Actual Award for any Participant shall not exceed 100 percent of the Corporation's Chief Executive Officer's salary at the end of the Program. For purposes of calculating an Actual Award, annual increases of such salary in excess of 10 percent shall not be taken into account.

                 If a Participant becomes disabled during a Program under the terms of the applicable long-term disability plan in effect at that time, retires during a Program, at an early, normal or postponed retirement date, or is granted a leave of absence during a Program, a Participant shall receive a pro rata Actual Award determined according to the Plan, multiplied by a fraction, the numerator of which shall be the total months of the Participant's active employment during the Program and the denominator of which shall be the total months of the Program's duration. The Actual Award for such Participants shall be determined after the Program runs its full course and shall be paid in full immediately.

                 If a Participant dies during a Program, the Actual Award for any Participant who has died during any Program shall be determined by the Committee's assessment of the degree to which the Program Targets are likely to be achieved by the end of the Program. The Actual Award so determined shall be multiplied by a fraction, the numerator of which shall be the total months of the Participant's active employment during the Program and the denominator of which shall be the total months of the Program's duration. In the case of death, the annual salary of the Participant as of the date of his or her death shall be used in determining the amount of the Actual Award.

                 Participants who otherwise terminate their employment, or whose employment is otherwise terminated, shall be ineligible to receive any Actual Awards for Programs that conclude after the Participant's termination date.

                 For purposes of determining Actual Awards for Participants who are employees of both the Corporation and a Subsidiary, the above rules shall apply upon the disability, retirement, leave of absence or termination of employment from both the Corporation and the Subsidiary.


V.       DISTRIBUTION OF ACTUAL AWARDS

                 Payments of Actual Awards shall be made according to the following schedule:

                 1. one-third as soon as practicable after the completion of a Program;

                 2. one-third at the beginning of the Fiscal Year following the Fiscal Year in which the payment under
                          (a) above was made; and

STUDENT LOAN MARKETING ASSOCIATION
INCENTIVE PERFORMANCE PLAN
PAGE 3


                 3. one-third at the beginning of the Fiscal Year following the Fiscal Year in which the payment under
                          (b) above was made.

                 If a Participant, subsequent to an Actual Award but prior to the payment of such award in full:

                 1.       dies;

                 2. becomes disabled under the terms of the applicable long-term disability plan in effect at that time; or

                 3. retires at an early, normal or postponed retirement date under the applicable retirement procedures in effect at that time,

         then the remaining amount of the Actual Award then unpaid shall be paid immediately to the Participant or his or her estate.

                 If a Participant is granted a leave of absence prior to payment in full of his or her Actual Award, the next scheduled payment of the Actual Award shall be delayed from its regular payment date by an amount of time equal to the leave of absence, and the next payment, if any, shall be made one calendar year thereafter, and so forth until paid in full.

                 Participants who otherwise terminate their employment or whose employment is terminated prior to the payment of their Actual Awards in full shall be entitled to an immediate pro rata payment of the next scheduled payment of their Actual Award, but shall be entitled to no further payments. The final payment for such a terminated employee shall be determined by multiplying a fraction, the numerator of which shall be the number of months which have elapsed during the Fiscal Year in which termination occurs and the denominator of which shall be 12, by the dollar amount of the next scheduled payment.

                 For purposes of payments of Actual Awards to Participants who are employees of both the Corporation and a Subsidiary, the above rules shall apply upon the disability, retirement, leave of absence or termination of employment from both the Corporation and the Subsidiary.

                 Before each payment of the Actual Award, a Participant shall elect, on a form supplied by the Committee, to receive such payment in any combination of the following two forms of payment:

         1.      Cash, or

         2. Whole shares of Common Stock and cash for fractional shares. The conversion of the portion of the payment of the Actual Award that will be paid in shares of Common Stock shall be based on the current market value of a share of Common Stock. The current market value shall be the closing price of the Common Stock on the day immediately preceding the date of the payment of the Actual Award.


VI.      ADJUSTMENT OF PERFORMANCE TARGETS

                 The Board may, during a Program and consistent with applicable tax law governing the deduction of compensation paid under the Plan, make such adjustments as it may deem appropriate to reflect any significant changes that may have occurred during such Program in accounting practices, tax laws or other laws or regulations that alter or affect the computation of the measures of financial performance used for the calculation of Actual Awards.

STUDENT LOAN MARKETING ASSOCIATION
INCENTIVE PERFORMANCE PLAN
PAGE 4

  VII.   OTHER CONDITIONS

                 No person shall have any claim or right to participate in a Program or to receive Actual Awards under this Plan. Neither a Participant in a Program nor his heirs or legal representatives shall have any right or interest in an Actual Award until an award thereof shall have been determined in accordance with Section IV hereof.

                 It is a condition of this Plan, and all rights of each Participant shall be subject thereto, that no right or interest of any Participant shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, lien, garnishment, attachment, pledge, bankruptcy or in any other manner; except that any such right shall be transferable to the Participant's heirs or estate in the event of the Participant's death. No such right or interest of any Participant shall be liable for, or subject to, any obligation or liability of such Participant. In the event of a Participant's death, any Actual Awards not yet paid shall be made in cash or Common Stock.

                 Neither this Plan, nor any action taken hereunder, shall be construed as giving to any employee the right to be retained in the employ of the Corporation or a Subsidiary.

                 The Corporation shall deduct from awards distributed any Federal, state or local taxes required by law to be withheld from such awards.


VIII.    STOCK SUBJECT TO THE PLAN

                 Shares that may be issued under the Plan shall be the Common Stock, $0.20 par value, of the Corporation. The aggregate number of shares of Common Stock that may be granted is 200,000. Such shares may be previously issued shares reacquired by the Corporation or authorized but unissued shares.

IX.      ADJUSTMENT UPON CHANGES IN CAPITALIZATION

                 If there is a change in the number or kind of outstanding shares of the Corporation's Common Stock by reason of legislative action, a stock dividend, stock split, recapitalization, merger, consolidation, combination or other similar event, appropriate adjustments shall be made by the Compensation and Personnel Committee to the number and kind of shares that may be granted under the Plan.


X.       AMENDMENT

                 The Board shall have the right to amend, suspend or terminate this Plan at any time; provided, however, that no such action shall change any Program Target that the Board has fixed for any Program (except for changes pursuant to Section VI), nor deprive any Participant of his or her contractual right to any Actual Award that has been awarded to him or her as to any Program, provided that all requirements necessary to the actual payment of such award have been fulfilled. Plan amendments shall be subject to shareholder approval as required by applicable law.


XI.      ADMINISTRATION

                 The Plan shall be administered by the Committee, which shall have sole power to:


         1. Determine whether to establish a Program and, if such a Program is established, to determine the Participants therein.

STUDENT LOAN MARKETING ASSOCIATION
INCENTIVE PERFORMANCE PLAN
PAGE 5


         2.      Calculate and approve the amount of Actual Awards.

         3. Construe and interpret the Plan, and make and amend such Administrative Guidelines as the Committee may deem desirable.

                 Actions, determinations and decisions of the Committee with respect to the Plan, the designation of Participants therein, the determination of Actual Awards thereunder, and the administration thereof, shall be final, conclusive and binding upon all parties concerned, including the Corporation, its shareholders and any employee of the Corporation.


XII.     EFFECTIVE DATE

                 The Plan became effective as of January 1, 1983 and was restated effective January 1, 1986. The effective date of this Plan as restated here in its entirety is May 26, 1994.

                 IN WITNESS THEREOF, Student Loan Marketing Association has caused this instrument to be duly executed in its name and on its behalf this ______ day of _______________, 1994


                                        STUDENT LOAN MARKETING ASSOCIATION



                                        -----------------------------------
                                        Timothy G. Greene,
                                        Executive Vice President and
                                        General Counsel

                                   EXHIBIT A
                                       TO
                       STUDENT LOAN MARKETING ASSOCIATION
                           INCENTIVE PERFORMANCE PLAN




BUSINESS CRITERIA FOR SALLIE MAE

         For the Corporation, the business criteria for establishing a Program Formula may include one or more of the following: total shareholder return, return on assets, return on equity, earnings per share, and education mission enhancements.


BUSINESS CRITERIA FOR CYBERMARK, INC., A WHOLLY-OWNED SUBSIDIARY OF SALLIE MAE

         For Cybermark, Inc., the business criteria for establishing a Program Formula may include one or more of the following: return on capital, increases in revenues, and number of product placements, including pilot projects.